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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement pertaining to the ORC Holdings, LTD Employee Share Ownership Plan (on Form S-8) of Opinion Research Corporation of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Opinion Research Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
July 2, 2001